UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 17, 2013

McMoRan Exploration Co.
(Exact name of registrant as specified in its charter)

Delaware	001-07791	72-1424200
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1615 Poydras Street
New Orleans, Louisiana	70112
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (504) 582-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01  Completion of Acquisition or Disposition of Assets.

On January 17, 2013, McMoRan Exploration Co. (McMoRan) completed the sale of the Laphroaig field to Energy XXI Onshore, LLC (EXXI) for cash consideration, after closing adjustments, of $80.0 million and the assumption of related abandonment obligations (the Laphroaig Sale). The Laphroaig field represented approximately 10 percent of McMoRan’s total average daily production for the fourth quarter of 2012 and four percent of McMoRan’s total estimated reserves at June 30, 2012.  Independent reserve engineers’ estimates of proved reserves for the Laphroaig field at June 30, 2012 totaled approximately 103,000 barrels of oil and 8.9 billion cubic feet of natural gas (9.5 billion cubic feet of natural gas equivalents) with comparable year-end 2012 reserves not expected to be materially different. The Laphroaig Sale was effective January 1, 2013.

Previously, on November 13, 2012, McMoRan completed the sale of a package of Gulf of Mexico traditional shelf oil and gas properties in the Eugene Island area to Arena Energy, LP (Arena), and on October 2, 2012, McMoRan completed the sale of three Gulf of Mexico shelf oil and gas properties in the West Delta and Mississippi Canyon areas to Renaissance Offshore, LLC (Renaissance) (collectively, the Previous Transactions). The combined net cash proceeds from the Previous Transactions (after closing adjustments) totaled $55.9 million and reclamation obligations assumed by the purchasers totaled $45.6 million. Independent reserve engineers’ estimates of proved reserves for the Previous Transactions at June 30, 2012 totaled approximately 1,487 barrels of oil and 13.7 billion cubic feet of natural gas (22.6 billion cubic feet of natural gas equivalents).

The combined cash proceeds from the Laphroaig Sale and the Previous Transactions after closing adjustments totaled $135.9 million. McMoRan recorded net gains totaling approximately $39.7 million in the fourth quarter of 2012 in connection with the Previous Transactions and expects to record a gain totaling approximately $74 million in the first quarter of 2013 in connection with the Laphroaig Sale.

Pursuant to Items 2.01 and 9.01, the required pro forma financial information for the property sales to EXXI, Arena and Renaissance is set forth below under Item 9.01.

Item 9.01.  Financial Statements and Exhibits.

(b)	Pro Forma Financial Information.

The unaudited pro forma condensed consolidated financial statements and accompanying notes of McMoRan as of and for the nine months ended September 30, 2012 and for the year ended December 31, 2011 that give effect to the dispositions of assets to EXXI, Arena and Renaissance described therein are attached hereto as Exhibit 99.1 and are incorporated by reference in this Item 9.01.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

McMoRan Exploration Co.

By:	/s/ Nancy D. Parmelee
Nancy D. Parmelee
Senior Vice President, Chief Financial Officer
and Secretary
(authorized signatory and Principal
Financial Officer)

Date: January 24, 2013

McMoRan Exploration Co.
Exhibit Index

Exhibit
Number

99.1
Unaudited pro forma condensed consolidated financial statements and accompanying notes of McMoRan Exploration Co. as of and for the nine months ended September 30, 2012 and for the year ended December 31, 2011.